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                                                                    EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                                               For the Six Months
                                                                   YEAR ENDED DECEMBER 31,                        Ended June 30,
                                                 -----------------------------------------------------------------------------------
                                                 2000          2001         2002       2003        2004          2004       2005
                                                 -----------------------------------------------------------------------------------
                                                                     (IN THOUSANDS EXCEPT RATIO CALCULATION)
RATIO OF EARNINGS TO FIXED CHARGES                  0.90        (0.16)        2.03        3.03        3.46        3.09        2.49

Operating income (loss)                         $  8,876     $(16,447)    $119,980    $127,085    $141,294    $ 64,567    $ 74,818
Interest expense (1)                              32,407       63,358       59,143      41,438      39,611      19,723      29,669
Equity in net loss of affiliated company              --           --           --       2,123       3,905       3,798         763
Gain on sale of assets, net                           --        4,224          133          --          --          --          --
Other income, net                                 20,084          991        1,213       2,721       2,541       1,451         866
                                                ----------------------------------------------------------------------------------
Pre-tax earnings from continuing operations       (3,447)     (74,590)      62,183      86,245     100,319      42,497      45,252
Income (loss) before extraordinary item and
cumulative effect of accounting change            (4,251)     (50,040)      36,901      53,783      61,602      42,497      45,252


Pre-tax earnings from continuing operations       (3,447)     (74,590)      62,183      86,245     100,319      42,497      45,252
Add Interest expense (1)                          33,163       64,404       60,202      42,493      40,718      20,327      30,334
                                                ----------------------------------------------------------------------------------
EARNINGS                                        $ 29,716     $(10,186)    $122,385    $128,738    $141,037    $ 62,824    $ 75,586
                                                ==================================================================================


Interest expense (2)                            $ 28,581     $ 61,371     $ 57,089    $ 39,743    $ 37,909    $ 18,875    $ 26,507
Interest component of rent expense (3)          $    756     $  1,046     $  1,059    $  1,055    $  1,107    $    604    $    665
Amortization of premiums and discounts                --           --           --          --          --
Capitalized expenses related to indebtedness       3,826        1,987        2,054       1,695       1,702         848        3162
                                                ----------------------------------------------------------------------------------
FIXED CHARGES                                   $ 33,163     $ 64,404     $ 60,202    $ 42,493    $ 40,718    $ 20,327    $ 30,334
                                                ==================================================================================
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(1)     Interest expense includes non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(2) Cash interest expense is calculated as interest expense less non-cash interest, such as the accretion of principal, the amortization of discounts on debt and the amortization of deferred financing costs.

(3) An average of 19% of rent expense is the portion deemed representative of the interest factor.